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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NAVIGATION TECHNOLOGIES CORPORATION

                    ----------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

       Navigation Technologies Corporation, a Delaware corporation, does hereby certify as follows:

       FIRST: That the Amended and Restated Certificate of Incorporation of Navigation Technologies Corporation is hereby amended so that article First shall be deleted as it now exists and the following new article First shall read:

              FIRST: The name of the corporation is NAVTEQ Corporation (the "Corporation" or the "Company").

       SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by resolutions of the board of directors and by written consent of the stockholders of Navigation Technologies Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to Certificate of Incorporation to be signed this 30th day of January, 2004

                                      Navigation Technologies Corporation


                                      By: /s/ Lawrence M. Kaplan
                                          ----------------------
                                      Its: Vice President and General Counsel
                                           ----------------------------------